Exhibit 31.3

Certification

I, David J. Nasca, certify that:

1. I have reviewed this report on Form 10-K/A of Evans Bancorp, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.[intentionally omitted];

4.[intentionally omitted]; and

5. [intentionally omitted];

Date: March 22, 2016

/s/ David J. Nasca

David J. Nasca

President and Chief Executive Officer

(Principal Executive Officer)